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PRESS CONTACT:                                       INVESTOR RELATIONS CONTACT:

Robyn Jenkins                                        Blair Christie
Cisco Systems, Inc.                                  Cisco Systems, Inc.
(408) 853-9848                                       (408) 525-4856
rojenkin@cisco.com                                   blchrist@cisco.com

INDUSTRY ANALYST RELATIONS CONTACT:

Art Rangel
Cisco Systems, Inc.
(408) 853-5705
arangel@cisco.com


              CISCO SYSTEMS COMPLETES ACQUISITION OF RADIATA, INC.

     SAN JOSE, Calif., Feb. 5, 2001 -- Cisco Systems, Inc., today announced it has completed the acquisition of privately held Radiata, Inc.

     On Nov. 13, 2000, Cisco announced a definitive agreement to acquire Radiata, Inc., a leading supplier of chipsets for high-speed wireless networks. The acquisition strengthens Cisco's New World strategy by expanding its ability to deliver next generation wireless networks. This acquisition is being accounted for as a purchase.

ABOUT CISCO SYSTEMS

     Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

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Cisco, Cisco Systems, and the Cisco Systems logo are registered trademarks of
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